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                                                                      Exhibit 23



                        CONSENT OF INDEPENDENT ACCOUNTANT
                        ---------------------------------


We consent to the reference to our firm under the caption "Experts" in this Registration Statement to be filed with the Securities and Exchange Commission ("SEC") on or about May 15, 1998 on Form S-3 and related Prospectus of Cortland Bancorp and subsidiaries for the registration of 1,000,000 shares of its common stock and to the incorporation by reference therein of our report dated February 13, 1998 with respect to the December 31, 1997 consolidated financial statements of Cortland Bancorp and subsidiaries incorporated by reference in its Annual Report on Form 10-K filed with the SEC.


                                           /s/ Packer, Thomas & Co.
                                           ---------------------------
Youngstown, Ohio                               Packer, Thomas & Co.
May 12, 1998


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